united states

securities and exchange commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.       )

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Synthesis Energy Systems, Inc.

(Name of the Registrant as specified in its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYNTHESIS ENERGY SYSTEMS, INC.

Three Riverway, Suite 300

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 23, 2017

 _________________________

You are cordially invited to attend the annual meeting of the stockholders of Synthesis Energy Systems, Inc., which will be held at 8:00 a.m. Central time on June 23, 2017, at our offices at Three Riverway, Suite 300, Houston, Texas 77056, for the following purposes:

1.	To elect seven directors;

2.	To ratify the selection of BDO USA, LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2017;

3.	To hold an advisory vote on executive compensation; and

4.	To consider and act on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

If you were a stockholder at the close of business on April 28, 2017, you are entitled to notice of and to vote at the meeting. A stockholders’ list will be available at our offices, Three Riverway, Suite 300, Houston, Texas 77056, for a period of ten days prior to the meeting or any adjournment or postponement of the meeting. The stockholders’ list will also be available for inspection at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. Alternatively, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

/s/ DeLome Fair

DeLome Fair

President and Chief Executive Officer

May 8, 2017

SYNTHESIS ENERGY SYSTEmS, INC.

THREE RIVERWAY, Suite 300

HOUSTON, TEXAS 77056

PROXY STATEMENT

Our Board of Directors (the “Board”) is soliciting proxies for the annual meeting of our stockholders for the year ended June 30, 2016 (the “Annual Meeting”) to be held at our offices at Three Riverway, Suite 300, Houston, Texas 77056, on June 23, 2017, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about May 9, 2017. Stockholders are urged to read carefully the material in this proxy statement.

QUESTIONS AND ANSWERS

Q:	Who can attend and vote at the Annual Meeting?

A:	You can attend and vote at the Annual Meeting if you were a stockholder at the close of business on the record date, April 28, 2017. On that date, there were 87,310,637 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

•	The election of seven directors;

•	The ratification of BDO USA, LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2017; and

•	An advisory vote on executive compensation.

Q:	How do I cast my vote?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the registered stockholder for those shares. As the registered stockholder, you have the right to vote those shares and we will send you the proxy materials and a proxy card. You should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may not have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Voting for the election of directors would not be considered to be routine matters. See “Vote Required” following the proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q:	What voting methods are available?

A:	We send proxy cards to all registered stockholders to enable them to vote their shares. Stockholders who submit a proxy card need not vote at the Annual Meeting. However, we will pass out written ballots to any registered stockholder or holder of a legal proxy who wishes to vote in person at the Annual Meeting. Alternatively, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card.

Q:	Can I vote by telephone or via the Internet?

A:	Yes, you may vote via the telephone or the Internet by following the instructions set forth on the enclosed proxy card.

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Q:	Are the proxy materials available on the Internet?

A:	Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and a copy of our Annual Report on Form 10-K for the year ended June 30, 2016 are available on the “Investors” section of our web site at www.synthesisenergy.com. Additionally, and in accordance with SEC rules, we maintain the proxy materials on our website in a manner that will not infringe on your anonymity if you access them.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends you vote “FOR” each of the nominees to the Board, “FOR” the ratification of our independent registered public accountants for the fiscal year ending June 30, 2017, and “FOR” the advisory vote on executive compensation.

Q:	Can I revoke my proxy?

A:	Yes. If you are a registered stockholder, you can revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy card with a more recent date; (ii) if you have voted via the Internet, by voting again via the Internet; (iii) giving written notice of your revocation before the Annual Meeting to Synthesis Energy Systems Inc., attention Corporate Secretary, at our offices, Three Riverway, Suite 300, Houston, Texas 77056; or (iv) attending the Annual Meeting and voting your shares in person.

If you are a beneficial owner, please refer to the voting instructions provided by your individual broker, bank, trustee or other nominee for their procedures for revoking or changing your vote.

Q:	Who will count the votes?

A:	One of our officers or our attorney will act as the inspector of the election and will count the votes.

Q:	Why is my proxy being solicited and who pays the cost for such solicitation?

A:	Because many stockholders are unable to attend the Annual Meeting, the Board solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the Annual Meeting. In addition to solicitation by mail, our officers, directors and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated. In addition to the solicitation by the Board, we have retained Georgeson, Inc., a proxy soliciting firm, to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement for out-of-pocket expenses. We will bear the costs of the proxy solicitation.

Q:	What is a quorum?

A:	A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the Annual Meeting to be held. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

Q:	What happens if there is not a quorum at the Annual Meeting?

A:	Pursuant to our Amended and Restated Bylaws (the “Bylaws”), the Annual Meeting may be adjourned by the chairman of the Annual Meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the Annual Meeting. If the adjournment is for less than 30 days, no additional notice will be delivered.

Q:	What vote is required to approve each item?

A:	Election of Directors. The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees or withhold your vote for any one or more of the nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.

Ratification of BDO USA, LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2017. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of the independent registered public accountants for the fiscal year ending June 30, 2017. For the ratification of BDO USA, LLP to serve as our independent registered public accountants for the fiscal year ending June 30, 2017, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” the ratification of our independent registered public accountants for the fiscal year ending June 30, 2017. Broker non-votes will have no effect on the approval of this proposal.

Advisory Vote on Executive Compensation.  The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the advisory vote on executive compensation. For the advisory vote on executive compensation, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this advisory vote. Broker non-votes will have no effect on the approval of this proposal.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address. This can be accomplished by contacting your stock broker.

Q:	How many votes can I cast?

A:	On all matters, you are entitled to one vote per share of common stock.

Q:	When are stockholder proposals due for the Annual Meeting of Stockholders for the year ended June 30, 2017?

A:	See “Other Information – Stockholder Proposal Information” for a detailed summary of how to present proposals for the Annual Meeting of Stockholders for the year ended June 30, 2017.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a current report on Form 8-K to be filed promptly after the Annual Meeting.

Q:	Who can help answer my questions?

A:	If you have any questions or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Georgeson, Inc., our proxy solicitor, at 1-800-509-1312.

You may receive a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other information at no charge upon request directed to: Synthesis Energy Systems, attention Corporate Secretary, Three Riverway, Suite 300, Houston, Texas 77056.

FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

When used in this proxy statement, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2016 and our subsequently filed Quarterly Reports on Form 10-Q.

You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of certain of the events described in this proxy statement could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this proxy statement after the date hereof.

Proposal 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected. All nominees are currently directors. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons designated as proxies on the accompanying proxy card intend, unless authority is withheld, to vote for the election of the nominees named below to the Board. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee as the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) may recommend and the independent members of the Board may nominate, or the Board may be reduced accordingly. The Nominating and Corporate Governance Committee, which consists solely of directors that are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules, recommended the nomination of the seven directors to the Board. Based on that recommendation, the Board nominated such directors for election at the Annual Meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the Annual Meeting.

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Nominees

Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since
Lorenzo Lamadrid (1), (2)	66	Chairman of the Board	2005
Robert Rigdon	58	Vice Chairman of the Board	2009
Denis Slavich (1), (2), (3)	76	Director	2005
Harry Rubin (1), (2), (3)	64	Director	2006
Xu, Ziwang (3)	60	Director	2010
Brown, Charles (2), (3)	58	Director	2014
DeLome Fair	54	President, Chief Executive Officer and Director	2016

__________

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.

Lorenzo Lamadrid. Mr. Lamadrid has been the Chairman of the Board since April 2005. Since 2001, Mr. Lamadrid has been the Managing Director of Globe Development Group, LLC, a firm that specializes in the development of large scale energy, power generation, transportation and infrastructure projects and provides business advisory services and investments to global clients. Mr. Lamadrid was also a director of Flow International Corporation from January 2006 until its sale in 2014. Mr. Lamadrid has been a member of the International Advisory Board of Sirocco Aerospace, an international aircraft manufacturer and marketer, since mid-2001. He previously served as President and Chief Executive Officer of Arthur D. Little, a management and consulting company, from 1999 to 2001, as President of Western Resources International, Inc. from 1996 through 1999 and as Managing Director of The Wing Group from 1993 through 1999. The Wing Group was a leading international electric power project-development company that was sold to Western Resources in 1999. Prior to that, he was with General Electric from 1984 to 1993 serving as corporate officer, Vice President and General Manager at GE Aerospace for Marketing and International Operations, and as General Manager of Strategic Planning and Business Development of GE’s International Sector. Prior to joining GE, Mr. Lamadrid was a senior Manager at the Boston Consulting Group where he worked from 1975 to 1984. Mr. Lamadrid’s experience in business development and management is a key attribute for us, and his background in overseas markets has provided him with valuable insights into our international focus.

Education: Mr. Lamadrid holds a dual bachelor’s degree in Chemical Engineering and Administrative Sciences from Yale University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. in Marketing and International Business from the Harvard Business School.

Directorships in the past five years: Flow International (2006 to 2014).

Robert Rigdon. Mr. Rigdon has been the Vice Chairman of the Board since February 2016. Mr. Rigdon joined us as a director in August 2009, and previously served as President and Chief Executive Officer from March 2009 to February 2016. Prior to that, he served as Chief Operating Officer since November 2008 and as Senior Vice President of Global Development since May 2008, where he was responsible for overseeing all aspects of our current and future coal gasification projects worldwide. From June 2004 until joining us, Mr. Rigdon worked for GE Energy in a variety of capacities, including Manager—Gasification Engineering, Director—IGCC Commercialization, and Director—Gasification Industrials and Chemicals Business. For the 20 years previous to this, Mr. Rigdon worked for Texaco, and later ChevronTexaco, as an engineer and in the Worldwide Power & Gasification group, where he ultimately became Vice President—Gasification Technology for the group. As a result of his three decades working on gasification, Mr. Rigdon is experienced in the operational and marketing strategies that are key to our development and success.

Education: Mr. Rigdon is a mechanical engineer with a B.S. from Lamar University.

Directorships in the past five years: None, other than our Board.

Denis Slavich. Mr. Slavich has served as a director since November 2005. Mr. Slavich has over 35 years of experience in large scale power generation development. He is currently the Group Strategic Director-Finance of Astrata Group Pte Ltd, a privately held global telematics company headquartered in Singapore, and an international consultant, as well as an advisor and board member for a number of additional firms. He served as a director of China Advanced Construction Materials Group, Inc., a company traded on the NASDAQ, from September 2009 until May 2011. From 1998 to 2000, Mr. Slavich was the CFO and director of KMR Power Corporation and was responsible for the development of this international IPP Company that developed projects in Columbia as well as other areas. From 2000 until 2002, he served as Vice President and CFO of Big Machines Inc., a software company. Mr. Slavich also served as acting President for Kellogg Development Corporation, a division of M.W. Kellogg, during 1997. From 1991 to 1995, Mr. Slavich was also a Vice President of Marketing for Fluor Daniel. From 1971 to 1991, Mr. Slavich served in various executive positions at Bechtel Group including Sr. VP, CFO, and director and Sr. VP and division manager of the International Power Division. In addition to his experience in power generation development, Mr. Slavich is experienced in finance and accounting matters and has extensive experience with financial statements.

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Education: Mr. Slavich received his Ph.D. from Massachusetts Institute of Technology, his M.B.A. from the University of Pittsburgh and his B.S. in Electrical Engineering from the University of California at Berkeley.

Directorships in the past five years: Astrata Group (2011 to present) and Leading Edge Technologies (2001 to 2014).

Harry Rubin. Mr. Rubin has served as a director since August 2006. Mr. Rubin is currently Chairman of Henmead Enterprises, in which capacity he advises various companies regarding strategy, acquisitions and divestitures. He held board positions at a number of private and public companies such as the A&E Network, RCA/Columbia Pictures Home Video, the Genisco Technology Corporation and Image-Metrics Plc. He was a founding partner of the Boston Beer Company. In the 12 years prior to 2006, Mr. Rubin held various senior management roles in the computer software industry, including Senior Executive Vice President and Chief Operating Officer of Atari, and President of International Operations and Chief Financial Officer for GT Interactive Software. Mr. Rubin entered the computer software business in 1993 when he became Executive VP for GT Interactive Software as a start-up company, and played a leadership role in GT’s progression as the company went public in 1995 and became one of the largest industry players. Prior to 1993, he held various senior financial and general management positions at RCA, GE and NBC. Through his various management roles, Mr. Rubin has developed an in-depth knowledge and experience in strategic development that is key to our growth.

Education: He is a graduate of Stanford University and Harvard Business School.

Directorships in the past five years: 784 Park Avenue Realty, Inc. (December 2005 to present) and Henmead Enterprises, Inc. (1991 to present).

Xu, Ziwang. Mr. Xu has served as a director since February 2010. Mr. Xu is currently the Chairman of CXC Capital, Inc. and CXC China Sustainable Growth Fund, companies which he founded in March of 2008 and which are based in Shanghai, China. From November of 2005 until founding CXC, he was a private investor in Shanghai and worked on the development of residential real estate projects. During this same time, he was an Advisory Director for Goldman Sachs in Beijing, China. From 1997 through 2005, he served as a Managing Director and Partner for Goldman Sachs in Hong Kong. He is also currently an Advisor with Clayton, Dubilier & Rice, a member of the Board of Overseers of the Fletcher School of Law and Diplomacy at Tufts University, and Vice Chairman, Alumni Association of Economics and Finance, of Fudan University in Shanghai, China. Additionally, he is a member of the Shanghai Comprehensive Economy Studies Council and the Shanghai International Cultural Council. Mr. Xu’s background in overseas markets and his experience in finance matters have provided him with valuable insights into our strategy.

Education: He holds a B.A. from East China Normal University and an M.A. in Economics from Fudan University and an M.A. in International Business from the Fletcher School of Law and Diplomacy at Tufts University.

Directorships in the past five years: CXC Capital, Inc. (2008 to present), Shanghai Ruibo New Energy Automobile Technology Company (2010 to present), and Lubao New Energy Company (2007 to present).

Charles Brown. Mr. Brown has served as a director since July 2014. Since October 2014, he has served as President and Chief Executive Officer, and a member of the board of directors, of Specified Air Solutions. Mr. Brown served as President and Chief Executive Officer of Flow International, Inc., and as a member of its board of directors, from July 2007 through January 2014, when Flow International was merged with and into Waterjet Holdings, Inc. Previously, Mr. Brown was the President and Chief Operating Officer of the Pump, Pool and Spa Divisions at Pentair, Inc. from April 2005 through October 2006. From August 2003 to February 2005, Mr. Brown was the President and Chief Operating Officer of the Pentair Tools Group (which was acquired by Black & Decker Corporation in 2004). Prior to that, Mr. Brown was the President/General Manager of Aqua Glass Corporation, a Masco Corporation company, from 1996 to August 2003. Mr. Brown has broad business experience which we believe will be an important addition to the Board.

Education: He holds a B.A. from Cornell University in Economics and Government and an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.

Directorships in the past five years:  Specified Air Solutions (October 2014 to present), Flow International (2007-2014) and Waterjet Holdings, Inc. (January 2014 to August 2015).

DeLome Fair. Ms. Fair is our President and Chief Executive Officer, a position she has held since February 2016. She has also served as a director since such date. Ms. Fair joined our executive team in December 2014, as Senior Vice President, Gasification Technology, and in March 2015 was additionally named President of SES Technologies, LLC. Ms. Fair has over 25 years of experience in gasification which spans leadership positions with GE Energy and Chevron/Texaco. Prior to joining us, Ms. Fair led GE Energy’s global team of 135 engineers in the U.S., India and China, as General Manager, Gasification & Process Systems Technology. In that post, she was responsible for engineering to GE’s global gasification business, including business development support, execution of customer orders, new product development, services, and project management. Previously, Ms. Fair’s expertise in gasification and IGCC technology led to her appointment as GE’s Chief Consulting Engineer for gasification. Her career has also included serving as Product Line Leader, Licensing Manager, and Technology Manager for gasification in both GE and Chevron/Texaco.

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Vote Required

The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Abstentions will not affect the outcome of the election of directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.

Board Recommendation

The Board recommends a vote “FOR” each nominee to the Board.

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INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Communicating with the Board

Stockholders who wish to communicate to the Board should do so in writing to the following address:

[Name of Director(s) or Board of Directors]

Synthesis Energy Systems, Inc.

Attn: Corporate Secretary

Three Riverway, Suite 300

Houston, Texas 77056

All such communications are logged and those not deemed frivolous, threatening or otherwise inappropriate are forwarded to the Chairman of the Nominating and Corporate Governance Committee for distribution.

Board Member Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Other than Robert Rigdon, none of our directors attended the Annual Meeting of Stockholders for the year ended June 30, 2015.

Director Independence

The Board has determined that the following members are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules: Lorenzo Lamadrid, Denis Slavich, Harry Rubin, Xu Ziwang and Charles Brown.

Board Leadership Structure

Our Board believes that independent leadership is a critical component of our governance structure. Since 2006, our chairman and chief executive officer roles have been separate, and the Board continues to believe that this structure is appropriate at this time. By separating the roles of the chairman and chief executive officer, our chief executive officer can focus her time and energy on setting our strategic direction, overseeing daily operations, developing our future, and promoting employee engagement at all levels of the organization. Meanwhile, our independent chairman leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the chief executive officer and senior management team between Board meetings on business developments, and providing overall guidance to our chief executive officer as to the Board’s views and perspectives, particularly on our strategic direction. As a result of this, we do not believe that a separate lead independent director is necessary at this time. If the positions of chairman and chief executive officer are held by the same person in the future, the Board may select a lead director from among the independent directors.

Board Role in Risk Oversight

Our Board is responsible for oversight of us and our business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee of the Board (the “Audit Committee”) has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy), and also oversees compliance with applicable laws and regulations. The Compensation Committee of the Board (the “Compensation Committee”) oversees compliance with our compensation plans, and the Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles. Each of the committees report to the Board regarding the areas of risk they oversee.

Meeting Attendance and Board Committees

Meetings of the Board. During the year ended June 30, 2016, the Board held four meetings. All directors attended at least 75 percent of the total meetings of the Board and the committees on which they served for the year ended June 30, 2016. We believe that attendance at meetings of the Board is only one criterion for judging the contribution of individual directors and that all directors have made substantial and valuable contributions.

Audit Committee. During the year ended June 30, 2016, the members of the Audit Committee were Xu Ziwang, Charles Brown, Denis Slavich and Harry Rubin, with Denis Slavich serving as Chairman. The Board has determined that Denis Slavich is an audit committee financial expert under Item 407(d) of Regulation S-K of the SEC. All of the members of the Audit Committee were and are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules. The Audit Committee operates under a written charter adopted by the Board which is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. The Audit Committee met eight times during the year ended June 30, 2016.

The primary purpose of the Audit Committee is to assist the Board in overseeing (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent registered public accountants and (d) the performance of our internal auditors (or other personnel responsible for the internal audit function).

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Compensation Committee. During the year ended June 30, 2016, the members of the Compensation Committee were Lorenzo Lamadrid, Denis Slavich and Harry Rubin, with Mr. Rubin serving as Chairman. All of the members were and are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules. The Compensation Committee operates under a written charter adopted by the Board which is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. The Compensation Committee met four times during the year ended June 30, 2016.

The primary purpose of the Compensation Committee is to provide oversight on the broad range of matters surrounding the compensation of management, including recommending to the Board the compensation for our chief executive officer and approving the compensation and employee benefits for our other executive officers and employees. The Compensation Committee determines the total compensation (including the nature and amount of each element of the compensation) of DeLome Fair, our President and Chief Executive Officer. Ms. Fair attends the meetings of the Compensation Committee regarding executive compensation for all other executive officers and discusses her recommendations with the Compensation Committee, including her evaluation of the performance of the other executive officers in arriving at her recommendations, which are based on her direct evaluation of such executives, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the Compensation Committee, along with other relevant data, in determining the total compensation for such executives.

The Compensation Committee has in the past directly engaged, and may in the future engage, compensation consultants familiar with our industry to advise the Compensation Committee regarding certain compensation issues. The assignments of the consultants are determined by the Compensation Committee, although management may have input into these assignments. No compensation consultants were engaged during the years ended June 30, 2014 or 2015. In August 2015, the Compensation Committee retained Meridian Compensation Partners LLC (“MCP”) as its independent compensation consultant to assist and advise the Compensation Committee with respect to determinations of future director compensation. The firm was selected by the Committee based on its reputation and expertise. In connection with the appointment of MCP as the Compensation Committee’s compensation consultant, the Compensation Committee determined that MCP was independent based on criteria prescribed by the NASDAQ Listing Rules.

Nominating and Corporate Governance Committee. During the year ended June 30, 2016, the members of the Nominating and Corporate Governance Committee were Lorenzo Lamadrid, Denis Slavich, Charles Brown and Harry Rubin, with Mr. Lamadrid serving as Chairman. All of the members of the Nominating and Corporate Governance Committee were and are independent within the meaning of Rule 5605 of the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board which is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. The Nominating and Corporate Governance Committee met four times during the year ended June 30, 2016.

The primary purpose of the Nominating and Corporate Governance Committee is to provide oversight on the broad range of matters surrounding the composition and operation of the Board. These matters include identifying individuals qualified to become Board members, recommending to the Board director nominees, and recommending to the Board a set of corporate governance principles applicable to us.

Director Nominations Process. Nominating functions are handled by the Nominating and Corporate Governance Committee pursuant to its charter. Our Bylaws also contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder recommendation to the Nominating and Corporate Governance Committee (or its predecessors), other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee (or any predecessor) consider a candidate for inclusion among the Nominating and Corporate Governance Committee’s slate of nominees in our proxy statement, and therefore we believe that, other than the provisions contained in our Bylaws, no formal policy concerning stockholder recommendations is needed. There are no differences in the criteria used by the Nominating and Corporate Governance Committee when evaluating nominations made by our stockholders.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size of the Board;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with our business and industry;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

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The goal of the Nominating and Corporate Governance Committee is to assemble a Board that brings us a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems to be in the best interests of us and our stockholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate that a majority of the members of the Board meet the definition of “independent director” under the rules of The NASDAQ Stock Market, as is required under such rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, backgrounds and experiences are complementary and, together, cover the spectrum of areas that impact our business. As part of this evaluation and to further our commitment to diversity, the Nominating and Corporate Governance Committee assesses whether the nominees, as a group, collectively represent a diversity of views, backgrounds, and experiences that will enhance the Board’s and our effectiveness.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Corporate Governance Committee and the Board are polled for suggestions as to individuals meeting such criteria. Research may also be performed to identify qualified individuals. In the past, we have also engaged third parties and search firms to identify or evaluate or assist in identifying potential nominees.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. However, a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given as described under “Other Information – Stockholder Proposal Information” in this proxy statement. Pursuant to the requirements of our Bylaws, each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, among other things, (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares that are beneficially owned by such stockholder and that are owned of record by such stockholder. There have not been any material changes to the procedures by which stockholders may recommend nominees to the Board since the Annual Meeting of Stockholders for the year ended June 30, 2015.

Code of Ethics. We have adopted a Code of Business and Ethical Conduct that applies to all of our employees, as well as each member of our Board. The Code of Business and Ethical Conduct is available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. We intend to post amendments to or waivers from the Code of Business and Ethical Conduct (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) at this location on our website.

Where to Find Corporate Governance Information

The charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Business and Ethical Conduct are available under “Corporate Governance” at the “Investors” section of our website at www.synthesisenergy.com. Copies of these documents are also available in print form at no charge by sending a request to, Synthesis Energy Systems, Inc., attention Corporate Secretary, Three Riverway, Suite 300, Houston, Texas 77056, telephone (713) 579-0600.

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Proposal 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDING JUNE 30, 2017

General

In January 2013, UHY LLP, a U.S. based accounting firm (“UHY”), became our independent registered public accountants. The Audit Committee, in its capacity as a committee of the Board, selected UHY to audit our financial statements for the fiscal year ending June 30, 2013. On December 1, 2014, UHY informed us that effective on that date, its Texas practice had been acquired by BDO USA, LLP (“BDO”). As a result of this transaction, UHY resigned as our independent registered public accounting firm for the fiscal year ending June 30, 2015. Effective December 4, 2014, we engaged BDO as our independent registered public accounting firm for our fiscal year ended June 30, 2015. The decision to engage BDO as our independent registered public accounting firm was approved by Audit Committee. The Audit Committee, in its capacity as a committee of the Board, has appointed BDO to audit our financial statements for the fiscal year ending June 30, 2017.

Representatives of BDO plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. These representatives will be able to make a statement at the Annual Meeting if they wish, although we do not expect them to do so.

Stockholder ratification of the appointment of BDO is not required by the rules of The NASDAQ Stock Market or the SEC or by our Bylaws. However, our Board is submitting the appointment of BDO to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will review its future selection of our independent registered public accountants. Even if the appointment of BDO is ratified, the Audit Committee may change to different independent registered public accountants if it determines a change may be in the best interest of us and our stockholders.

Change in Accountants

As noted above, the Audit Committee selected UHY to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2015. On December 1, 2014, UHY informed the Company that effective on that date, its Texas practice had been acquired by BDO USA, LLP (“BDO”). As a result of this transaction, UHY resigned as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

Effective December 4, 2014, we engaged BDO as our independent registered public accounting firm for our fiscal year ended June 30, 2015. The decision to engage BDO as our independent registered public accounting firm was approved by Audit Committee.

UHY’s audit reports on our consolidated financial statements as of June 30, 2014 and 2013 and for each of the years in the two year period ended June 30, 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2014 and 2013 and the subsequent interim period through December 1, 2014, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of UHY, would have caused UHY to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the years ended June 30, 2014 and 2013 and the subsequent interim period through December 1, 2014, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

UHY was provided a copy of the above disclosures and furnished us with a letter addressed to the SEC stating whether it agrees with the above statements.

During the fiscal years ended June 30, 2014 and 2013 and the subsequent interim period prior to the engagement of BDO, we did not consult with BDO regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our consolidated financial statements and neither a written report was provided to us or oral advice was provided that BDO concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement as defined in (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is defined in (a)(1)(v) of Item 304 of Regulation S-K.

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Vote Required

The ratification of BDO as our independent registered public accountants for the fiscal year ending June 30, 2017 requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote. For the ratification of our independent registered public accountants, you may vote ‘‘FOR’’ or ‘‘AGAINST’’ or ‘‘ABSTAIN’’ from voting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the ratification of BDO USA LLP as our independent registered public accountants for the fiscal year ending June 30, 2017.

Report of the Audit Committee

The Audit Committee assists the Board in overseeing: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accountants and (iv) the performance of our internal auditors (or other personnel responsible for the internal audit function) and independent registered public accountants. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent registered public accountants and our financial management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent registered public accountants report directly to the Audit Committee.

Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent registered public accountants. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants.

The Audit Committee met with our independent registered public accountants and discussed the overall scope and plans for their audit. The Audit Committee also discussed with the independent registered public accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

BDO also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the Audit Committee discussed its independence with the independent registered public accountants. When considering BDO’s independence, the Audit Committee considered the non-audit services provided to us by the independent registered public accountants and concluded that such services are compatible with maintaining the independence of the independent registered public accountants.

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The Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2016 with management and BDO. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent registered public accountants and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2016 filed with the SEC.

Denis Slavich
Harry Rubin
Xu, Ziwang Charles Brown

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTANT’S FEES, SERVICES AND INDEPENDENCE

Independent Registered Public Accountant Fees

In the years ended June 30, 2016 and June 30, 2015, BDO provided services in the following categories and amounts:

	June 30, 2016		June 30, 2015
Audit Fees	$461,559		$403,879
Audit-Related Fees	32,600	(1)	—
Tax Fees	—		—
All Other Fees	—		—

Total	$494,159		$403,879

__________

(1)	The Audit Committee pre-approved 100% of the services rendered in connection with the Audit-Related Fees for the fiscal years ended June 30, 2016 and June 30, 2015.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Alternatively, the engagement of the independent registered public accountants may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

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Proposal 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the meeting:

“Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Summary, compensation tables and narrative discussion in the proxy statement relating to the company’s 2013 annual meeting, is hereby approved.”

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Summary” our compensation programs are designed to attract, retain, motivate and reward highly qualified and competent executives. To do this we offer a compensation package that recognizes individual and company performance. Our compensation package is meant to provide incentives and maximize stockholder value by (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders and (ii) designing each component of executive compensation to be competitive with the compensation practices of peer companies. We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. Stockholders are encouraged to read the section of this proxy statement titled “Compensation Summary,” the accompanying compensation tables, and the related narrative disclosure.

Vote Required

The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Compensation Summary,” the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information concerning compensation paid or accrued during the fiscal years ended June 30, 2016, 2015 and 2014 to each person who served as our principal executive officer during the year ended June 30, 2016, and our principal financial officer, to whom we sometimes refer together as our “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

DeLome Fair	2016	$268,750	$20,000	$—	$127,883	$—	$—	$416,633
President and CEO (2)	2015	$107,603	$50,000	$—	$127,153	$—	$—	$284,756

Roger Ondreko	2016	$300,000	$—	$—	$—	$—	$—	$300,000
Chief Financial Officer and Corporate Secretary (3)	2015	$291,667	$—	$—	$—	$—	$—	$291,667
	2014	$26,042	$—	$—	$206,416	$—	$—	$232,458

Robert Rigdon	2016	$162,000	$75,000	$—	$—	$—	$—	$237,000
Former President and CEO (4)	2015	$274,500	$120,000	$—	$221,460	$—	$—	$615,960
	2014	$240,000	$60,000	$—	$—	$—	$—	$300,000

__________

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards pursuant to our 2015 Long Term Incentive Plan (the “2015 Plan”) and Amended and Restated 2005 Incentive Plan, as amended (the “2005 Plan”), for the fiscal years ended June 30, 2016, 2015 and 2014, in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in “Note 11—Equity” to our audited financial statements for the fiscal year ended June 30, 2016 included in our Annual Report on Form 10-K for the year ended June 30, 2016. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	In December 2014, DeLome Fair joined our executive team as Senior Vice President, Gasification Technology. As a result she earned no compensation from us during the year ended June 30, 2014. In March 2015, Ms. Fair was additionally named President of SES Technologies, LLC, one of our wholly owned subsidiaries. In February 2016, Ms. Fair was named our President and Chief Executive Officer.

(3)	In May 2014, Roger Ondreko was hired as our Chief Accounting Officer, Controller and Secretary Mr. Ondreko became our Chief Financial Officer effective August 22, 2014. On October 14, 2016, Mr. Ondreko announced his resignation from the Company effective November 4, 2016.

(4)	Robert Rigdon served as our President and Chief Executive Officer through February 2016.

Compensation Philosophy and Objectives

Our philosophy in establishing executive compensation policies and practices is to align each element of compensation with our short-term and long-term strategic objectives, while providing competitive compensation that enables us to attract and retain top-quality executive talent

The primary objectives of our compensation policies and practices for our named executive officers for the fiscal years ended June 30, 2016 and June 30, 2015 are to:

•	Attract, retain, motivate and reward highly qualified and competent executives who have extensive industry experience through a mix of base salary, cash incentives and long-term equity incentives that recognize individual and company performance; and

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•	Provide incentives to increase and maximize stockholder value by emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders.

We have adopted this philosophy because we believe that it is critical to our continued success and the achievement of our short-term and long-term goals and objectives as a company for our stockholders.

Administration

Our executive compensation program is administered by the Compensation Committee in accordance with its charter and other corporate governance requirements of the SEC and The NASDAQ Stock Market.

The Compensation Committee has in the past engaged, and may in the future engage, compensation consultants familiar with our industry to advise the Compensation Committee regarding certain compensation issues. The assignments of the consultants are determined by the Compensation Committee, although management may have input into these assignments. In August 2015, the Compensation Committee retained Meridian Compensation Partners LLC as its independent compensation consultant to assist and advise the Compensation Committee with respect to determinations of future director compensation. The firm was selected by the Committee based on its reputation and expertise. In connection with the appointment of MCP as the Compensation Committee’s compensation consultant, the Compensation Committee determined that MCP was independent based on criteria prescribed by the NASDAQ Listing Rules. MCP reports directly to, and takes its direction from, the Compensation Committee. However, the Compensation Committee does not specifically direct MCP on how to perform its scope of services. MCP assisted the Compensation Committee by providing updates on relevant trends and developments in director compensation; assessing the company’s peer group and the competitiveness of pay levels and practices for directors; and reviewing the compensation of non-employee directors.

The Compensation Committee determines the total compensation (including the nature and amount of each element of the compensation) of Ms. Fair (and prior to February 2016, Mr. Rigdon), as our President and Chief Executive Officer. Ms. Fair (and prior to February 2016, Mr. Rigdon) plays a key role in determining executive compensation for the other officers. Ms. Fair (and prior to February 2016, Mr. Rigdon) attends the meetings of the Compensation Committee regarding executive compensation and discusses her recommendations with the Compensation Committee, including the evaluation of the performance of the other named executive officers in arriving at her recommendations, which are based on the direct evaluation of such executives by our President and Chief Executive Officer, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the Compensation Committee, along with other relevant data, in determining the total compensation program for such executives.

Compensation Program

Based on and consistent with the philosophy and objectives stated above, our current executive compensation program and its historical programs and practices consist of the following elements:

•	Base salary;

•	Cash incentive awards;

•	Long-term equity incentive awards;

•	Post-employment benefits; and

•	Benefits and perquisites.

We have chosen these elements to remain competitive in attracting and retaining executive talent and to provide strong incentives for consistent high performance with current and potential financial rewards. The compensation packages of the named executive officers are intended to be evenly balanced among the various elements. The goal of this policy was and continues to be to attract and retain the executives to ensure our long term success. We also provide employee benefits such as health, dental and life insurance at no cost to the named executive officers pursuant to plans that are generally available to our employees. We think our mix of compensation instills in our executives the importance of achieving our short-term and long-term business goals and objectives and thereby increasing stockholder value.

Consistent with our total executive compensation philosophy set forth above, in setting executive compensation the Compensation Committee considers the total compensation payable to a named executive officer and each form of compensation. The Compensation Committee seeks to achieve a balance between immediate cash rewards for the achievement of company-wide objectives and individual objectives, and long-term incentives that vest over time and that are designed to align the interests of our named executive officers with those of our stockholders.

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Additional details regarding each element of our executive compensation program are as follows:

Base Salaries. The base salary range for the named executive officers was established by the Compensation Committee. Base salary is viewed as a less significant element of compensation than long-term equity, so the levels are less than those of peer companies. The Compensation Committee approves all increases in base salary for our named executive officers in advance. The Compensation Committee reviews salaries of executive officers at periodic intervals and awards increases, if appropriate. In assessing the amount and timing of salary adjustments, if any, the Compensation Committee considers changes in functions and responsibilities, if any, competitive salaries and peer comparisons, and relative employment positions. The Compensation Committee may also consider elements of individual performance in future salary adjustments, but to this point, has not done so. Base salaries for all named executive officers for the fiscal years ended June 30, 2014, 2015 and 2016, as applicable, are shown in the “Salary” column of the Summary Compensation Table below.

Cash Incentive Compensation. The named executive officers are each eligible for consideration for cash incentive compensation awards under the terms of their employment agreements as described under “—Employment Agreements” below, within the discretion of the Compensation Committee, which is common among the peer group noted above. The awards are intended to link cash incentive compensation to achievement of our short-term business objectives and stockholders’ interests as a whole and would be based on objective performance measures, thresholds and goals. In an effort to conserve our cash resources, during fiscal 2014, 2015 and 2016, no thresholds or goals were established and no performance-based incentive bonuses were paid to the named executive officers, other than a $40,000 bonus paid to Charles Costenbader, our former Chief Financial Officer, in August 2014 for services performed during the year ended June 30, 2014.

Long-Term Equity Incentive Compensation. The Compensation Committee provides stock or equity incentives and rewards to executive officers in order to link the executive’s long term interests to those of our stockholders and to encourage stock ownership by executives as a means of aligning the executives’ long term interests with those of our stockholders. The analysis of awards by the Compensation Committee is based upon an overall review of the performance of us and our management and the Compensation Committee’s assessment of the appropriate level of long-term equity incentive compensation. The Compensation Committee does not follow a specific process or necessarily consider objective or the same factors when making its overall review of our performance.

The 2015 Plan is maintained with the objectives of: (i) attracting and retaining selected key employees, consultants and outside directors; (ii) encouraging their commitment; (iii) motivating superior performance; (iv) facilitating attainment of ownership interests in us; (v) aligning personal interests with those of our stockholders; and (vi) enabling grantees to share in our long-term growth and success.

The Compensation Committee exercises its discretion in determining the mix between and among awards of incentive stock options, non-qualified stock options and restricted stock. To date, the only incentive awards granted to the named executive officers by the Compensation Committee have been stock options. The exercise price of stock options is based on the fair market value of a share of our common stock on the date of grant, which, under the 2015 Plan, is the closing sales price on that date of a share of our common stock as reported on The NASDAQ Stock Market.

Currently, stock options granted under the 2015 Plan vest ratably on the first, second, third and fourth anniversaries of the grant date so that the options are fully vested after four years, except that in limited circumstances, we have granted stock options vesting in four quarterly installments over twelve months to our directors and granted stock options with modified vesting to executive officers who elected to exchange base salary for incentive compensation. Stock option grants are available for exercise for ten years from the date of grant. Since stock options are priced at fair market value on the date of grant, the options will only have value to the grantee if the market price of our common stock increases after the grant of the option.

Post-Employment Benefits. We have entered into employment agreements with our executive officers which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, in some cases, severance payments in the event of a termination following a “change in control.” The Compensation Committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “—Potential Payments Up on Termination or Change of Control” below.

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Benefits and Executive Perquisites. As our executives and employees, the named executive officers are eligible to participate in the health, dental, short-term disability and long-term disability insurance plans and programs provided to all company employees. Named executive officers are also eligible to participate in our 401(k) plan, which is generally available to all of our employees.

Employment Agreements

On February 15, 2016, we entered into an Amended and Restated Employment Agreement with Ms. Fair, which replaced her employment agreement dated December 8, 2015. She is entitled to receive an annual base salary of up to $350,000 and a bonus targeted to $150,000 payable within two and a half months after a given year based on achievement of certain annual performance goals and objectives approved by the Compensation Committee. As part of the agreement Ms. Fair received stock options to acquire 300,000 shares of our common stock vesting over four years in 25% increments on each anniversary date of the agreement. Ms. Fair is also eligible to receive additional share based compensation awards at the sole discretion of the Compensation Committee. The employment agreement prohibits Ms. Fair from competing with us during her employment and for a period of twenty-four months thereafter and is also prohibited from soliciting our employees for a period of twenty-four months after the termination of her employment. Ms. Fair is also subject to confidentiality and non-disparagement obligations. Payments under the agreement to Ms. Fair in connection with her termination or a change of control are described below under “–Potential Payments Up on Termination or Change of Control.”

Effective May 26, 2014, we entered into an employment letter with Roger Ondreko as our newly hired Chief Accounting Officer, Controller and Secretary. Mr. Ondreko’s employment is terminable by either us or Mr. Ondreko at any time, upon 30 days written notice. Mr. Ondreko is entitled to receive annual base compensation of $250,000. Mr. Ondreko is also eligible for an annual performance bonus as may be awarded in the sole discretion of the Compensation Committee. Mr. Ondreko’s base compensation is subject to increase in the discretion of the Compensation Committee. The letter prohibits Mr. Ondreko from competing with us during his employment and for a period of twenty four months thereafter and is also prohibited from soliciting our employees for a period of twenty four months after the termination of his employment. Mr. Ondreko is also subject to confidentiality and non-disparagement obligations. Effective August 22, 2014, the Board appointed Mr. Ondreko as our Chief Financial Officer, and in connection therewith, Mr. Ondreko’s salary was increased by $50,000 to $300,000. Payments under the letter to Mr. Ondreko in connection with his termination or a change of control are described below under “–Potential Payments Up on Termination or Change of Control.” On October 14, 2016, Mr. Ondreko announced his resignation from the Company effective November 4, 2016.

Potential Payments upon Termination or Change of Control

Pursuant to the terms of Ms. Fair’s employment agreement, upon a termination without cause (as defined in the employment agreement) or a voluntary termination for good reason (as defined in the employment agreement), and provided that she executes a release, Ms. Fair is entitled to receive: (i) a severance payment of up to twelve months of base salary, (ii) continued health benefits through the earlier of (a) twelve months after her termination or (b) until she is eligible to participate in the health insurance plan of another employer (provided such benefits are substantially similar to what Ms. Fair received from us) and (iii) payment of any other salary or bonus that she would have been otherwise entitled to receive under the employment agreement as of the date of the termination. In addition, all unvested options shall automatically vest as of the termination date. If the employment agreement is terminated for any reason (other than by Ms. Fair without good reason or by us for cause) within sixty days of a change of control (as defined in the employment agreement), Ms. Fair is entitled to receive the same severance and benefits as she would receive if she was terminated without cause by us.

Upon a voluntary termination without good reason, termination for cause, death or disability, Ms. Fair would not be entitled to receive benefits from us except that in the case of the death or disability of Ms. Fair, all unvested options shall automatically vest as of the termination date.

The following tables further describe the potential payments upon termination or a change in control for Ms. Fair. Because Mr. Rigdon ceased serving as an executive officer in February 2016, and Mr. Ondreko ceased serving as an executive officer in November 2016, we do not present information on potential payments to them.

DeLome Fair

Chief Executive Officer and President

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Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	Voluntary Termination for Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	After a Change in Control (2) ($)
Compensation
Severance (3)	$—	$350,000	$—	$350,000	$—	$350,000
Performance bonus	—	—	—	—	—	—
Stock Options (Unvested and Accelerated) (4)	—	—	—	—	—	—

Benefits and Perquisites
Health and Welfare Benefits	—	23,473	—	23,473	—	23,473
Continuation (5)
Tax Gross-up	—	—	—	—	—	—
Total	$—	$373,473	$—	$373,473	$—	$373,473

__________

(1)	For purposes of this analysis, we assumed that the effective date of termination is June 30, 2016 and that Ms. Fair’s base salary is equal to $350,000. We have also assumed no performance bonus for Ms. Fair due to the fact that the payment of such bonus is solely within the discretion of the Compensation Committee and that there were no non-contractual performance bonuses paid during fiscal year 2016.

(2)	“After a Change in Control” means a termination for any reason (other than by us for cause) within 60 days of a change in control.

(3)	Under “Voluntary Termination for Good Reason,” “Involuntary Not for Cause Termination” and “After a Change in Control,” severance under Ms. Fair’s agreement is one year of base salary as in effect at the time of termination unless sooner hired by another employer.

(4)	Pursuant to the terms of their employment agreements, under “Voluntary Termination for Good Reason,” “Involuntary Not for Cause Termination” or “After a Change in Control”, the vesting of all outstanding stock options will be accelerated and all stock options shall be 100% vested on the date of termination of employment or on the effective date of the “change in control,” as applicable.

(5)	Health and Welfare Benefits Continuation is calculated as 12 months of reimbursement of COBRA premiums under “Involuntary Not for Cause Termination,” “Voluntary Termination for Good Reason” and “After a Change in Control.” Such benefits payable will cease prior to the end of 12 months if the executive is eligible to participate in the health insurance plan of another employer, provided that such benefits are substantially similar to what was received from us.

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Outstanding Equity Awards for Year Ended June 30, 2016

The following table shows the number of shares covered by exercisable and unexercisable options held by our named executive officers on June 30, 2016. Each of the awards in the table was made under the 2015 Plan and 2005 Plan.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
DeLome Fair	100,000	100,000	—	0.92	01/06/25	(1)	—	—	—	—
	6,250	18,750	—	0.76	03/09/25	(2)	—	—	—	—
	75,000	225,000	—	0.68	02/15/26	(3)	—	—	—	—

Roger Ondreko	50,000	—	—	1.55	05/29/24	(4)	—	—	—	—
	100,000	50,000	—	1.55	05/29/24	(5)	—	—	—	—

Robert Rigdon (6)	43,750	—	—	0.43	2/10/2019		—	—	—	—
	43,750	—	—	0.66	3/31/2019		—	—	—	—
	37,500	—	—	0.43	2/10/2019		—	—	—	—
	100,000	—	—	0.66	3/31/2019		—	—	—	—
	200,000	—	—	3.25	4/8/2021		—	—	—	—
	246,538	—	—	1.1	2/27/2023		—	—	—	—
	175,000	—	—	1.28	08/22/24	(7)	—	—	—	—
	100,000	—	—	0.76	3/9/2025		—	—	—	—

__________

(1)	On January 6, 2015, Ms. Fair received an option exercisable for 200,000 shares of common stock at an exercise price of $0.92. The option vests in four equal installments, with the first installment vesting on the date of grant and then vesting yearly thereafter on each January 6, 2016, 2017, and 2018.

(2)	On March 9, 2015, Ms. Fair received an option exercisable for 25,000 shares of common stock at an exercise price of $0.76. The option vests in four equal installments on each March 9, 2016, 2017, 2018, and 2019.

(3)	On February 15, 2016, Ms. Fair received an option exercisable for 300,000 shares of common stock at an exercise price of $0.68. The option vests in four equal installments, with the first installment vesting on the date of grant and then vesting yearly thereafter on each February 15, 2017, 2018, and 2019.

(4)	On May 29, 2014, Mr. Ondreko received an option exercisable for 50,000 shares of common stock at an exercise price of $1.55. The option vested in full on the grant date.

(5)	On May 29, 2014, Mr. Ondreko received an option exercisable for 150,000 shares of common stock at an exercise price of $1.55. The option vests in three equal installments, with the installments vesting yearly on May 29, 2015, 2016, and 2017.

(6)	Mr. Rigdon ceased serving as our President and Chief Executive Officer in February 2016.

(7)	25,000 shares of this option was forfeited as of February 15, 2016, as the result of Mr. Rigdon’s employment status change mentioned above.

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Director Compensation

In March 2016, the Board approved compensation for calendar year 2016 for our directors. Non-executive directors who served as chair of a Board committee received an annual grant of stock options with an aggregate value of $114,242 and all other non-executive directors received an annual grant of stock options with an aggregate value of $103,857, in each case based on a fair market valuation and the exercise price in the grant, while non-independent, executive directors received no compensation for their service on the Board. The options vest as to 25% of the shares on each of March 31, June 30, September 30 and December 31 of 2016. The exercise price was determined based on the closing price on the date of the grant. Mr. Lamadrid also was awarded $60,000 for compensation as the Chairman of the Board with the cash compensation will be paid quarterly beginning with the quarter ended March 31, 2016.

The following table summarizes the annual compensation for our non-employee directors during the year ended June 30, 2016:

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	Option Awards (1) (2) (d)	Non-Equity Incentive Plan Compensation (e)	Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)		Total (h)

Lorenzo Lamadrid	$30,000	—	$114,242	—	—	$ 60,000	(3)	$204,242
Robert Rigdon	$—	—	$103,857	—	—	67,500	(3)	$171,357
Denis Slavich	$—	—	$114,242	—	—	—		$114,242
Harry Rubin	$—	—	$114,242	—	—	—		$114,242
Ziwang Xu	$—	—	$103,857	—	—	—		$103,857
Charles Brown	$—	—	$103,857	—	—	—		$103,857

__________

(1)	The amounts in the “Stock Awards” and “Option Awards” column reflect the aggregate grant date fair value for the fiscal year ended June 30, 2016, in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in “Note 11—Equity” to our audited financial statements for the fiscal year ended June 30, 2016 included in our Annual Report on Form 10-K for the year then ended. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	As of June 30, 2016, Messrs. Lamadrid, Rigdon, Slavich, Rubin, Xu, and Brown had outstanding options exercisable for a total of 963,772, 925,554, 1,063,772, 1,038,772, 710,423 and 355,051 shares of common stock, respectively.

(3)	Represents compensation paid to Messrs. Lamadrid and Rigdon as pursuant to consulting agreements described below.

Mr. Lamadrid has a consulting agreement with us for his service to us. The agreement was initially for a four-year term effective August 1, 2006 and was extended for an additional three years in August 2010. In April 2014, the agreement was extended through December 2014 and then to be automatically renewed for successive one year terms on each anniversary unless written notice of non-renewal is delivered by us at least 30 days before the end of the term. As of June 30, 2016, the agreement is still in place.

Mr. Rigdon has a consulting agreement with us for his service to us. The agreement is for a one year term effective February 15, 2016. As part of this agreement, Mr. Rigdon receives a monthly consulting fee of $15,000 per month for the first six months of the term and $10,000 per month for the last six months of his term. In October 2016, his agreement was modified to compensate Mr. Rigdon $15,000 per month for the remainder of his agreement. On February 15, 2017, his agreement was automatically extended for an additional one year term, and the compensation was increased to $15,000 per month until June 15, 2017, at which point it will revert to $10,000 per month.

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OTHER INFORMATION

Principal Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 28, 2017, by:

•	each person who is known by us to beneficially own 5% or more of the outstanding class of our capital stock;

•	each member of the Board;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each of the holders of capital stock listed below has sole voting and investment power as to the capital stock owned unless otherwise noted.

Name and Address of Beneficial Owner	Numbers of Shares of Common Stock Beneficially Owned	% of Common Stock Outstanding (1)
Paulson & Co., Inc. (2)
1251 Avenue of the Americas
New York City, New York 10020	10,000,000	11.50%
Credit Suisse (3)
Uetlibergstrasse 231
Zurich, Switzerland V8 8070	6,269,968	7.20%
Hongye International Investment Group Co., Ltd. (4)
Haibowan District
Wuhai City
Inner Mongolia Autonomous Region Area
People’s Republic of China	6,175,093	7.10%
Andrew M. Lessman (5)
430 Parkson Road
Henderson, Nevada 89015	4,599,659	5.30%
Lorenzo Lamadrid (6)	4,333,557	4.90%
Robert Rigdon (7)	1,201,490	1.40%
Harry Rubin (8)	1,291,757	1.50%
Denis Slavich (9)	1,266,757	1.40%
Xu, Ziwang (10)	871,016	1.00%
Charles Brown (11)	478,977	*
DeLome Fair (12)	312,500	*
Scott Davis (13)	14,367	*
Chris Raczkowski (14)	283,974	*

Executive Officers and Directors as a group (9 persons)	10,054,395	10.70%

__________

*	Less than 1%

(1)	Based on 87,310,637 shares outstanding as of April 28, 2017.

(2)	Based on a Schedule 13G filed by Paulson & Co. Inc. on April 24, 2015. Paulson & Co. Inc. (“Paulson”), an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investment funds and separate managed accounts (such investment funds and accounts, the “Funds”). In its role as investment advisor, or manager, Paulson possesses voting and/or investment power over the securities described in the schedule that are owned by the Funds. All securities reported in the schedule are owned by the Funds. Paulson disclaims beneficial ownership of such securities.

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(3)	Based on a Schedule 13G/A filed by Credit Suisse AG on February 14, 2017. Credit Suisse AG (“Credit Suisse”), an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investment funds and separate managed accounts (such investment funds and accounts, the “Funds”). In its role as investment advisor, or manager, Credit Suisse possesses voting and/or investment power over the securities described in the schedule that are owned by the Funds. All securities reported in the schedule are owned by the Funds. Credit Suisse disclaims beneficial ownership of such securities.

(4)	Mr. Gao, Feng is the Chairman and President of Hongye and has sole voting and disposition control over these shares.

(5)	Based on a Schedule 13G filed by Mr. Lessman on August 18, 2015. As of the date of such filing, Mr. Lessman may be deemed the beneficial owner of 4,599,659 shares. This amount excludes 1,388,889 shares underlying warrants held by Mr. Lessman, which are subject to a blocker that restricts their exercise to the extent that the acquisition of the underlying shares would result in Mr. Lessman owning more than 4.99% of shares outstanding, unless 61 days advance notice is provided to us.

(6)	Includes 1,100,090 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(7)	Includes 1,149,490 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(8)	Includes 1,175,090 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(9)	Includes 1,200,090 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(10)	Includes 834,349 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(11)	Includes 478,977 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(12)	Includes 312,500 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(13)	Includes 14,367 shares of common stock which shall vest on May 16, 2017.

(14)	Includes 70,742 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

Executive Officers and Key Employees

All of our executive officers and key employees are listed in the following table, and certain information concerning these officers and key employees, except for Ms. Fair, who is also a member of the Board, follows the table:

Name	Age	Position
Scott Davis	38	Chief Accounting Officer
Francis Lau	69	Senior Vice President and Chief Technology Officer
Wade Taber	41	Vice President of Engineering
Chris Raczkowski	46	President-Asia

Scott Davis. Mr. Davis has served as Chief Accounting Officer since October 2016, and previously served as Corporate Controller of the Company since May 2016. Prior to joining the Company in May 2016, Mr. Davis was a Senior Manager of External Reporting, Account Research and Policy for Noble Corporation, plc, an offshore drilling company. Mr. Davis spent over six years with Noble Corporation plc with increasing levels of responsibility. Prior to joining Noble Corporation plc, Mr. Davis worked for UHY LLP in its audit and assurance service group where he worked for over three years with increasing levels of responsibility. Mr. Davis holds a B.B.A and a B.A. from Southern Methodist University in Accounting and Political Science, respectively. In addition, Mr. Davis holds a J.D. from South Texas College of Law - Houston. Mr. Davis is a Certified Public Accountant and licensed attorney in the State of Texas.

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Francis Lau. Mr. Lau joined us in September 2008 as Senior Vice President and Chief Technology Officer. From January 2006 until joining us, he was Vice President of Gasification at GreatPoint Energy, in Cambridge, Massachusetts in charge of technology development. From 1970 until joining GreatPoint, Mr. Lau was the Executive Director of Gasification and Gas Processing Center at the Gas Technology Institute (“GTI”) in Des Plaines, Illinois. At GTI, he led research, development, demonstration, and deployment programs aimed at clean and efficient conversion of coal, biomass, and other feedstocks to electricity, hydrogen, and clean liquid fuels. Mr. Lau received a B.Sc. degree in Chemical Engineering from the University of Wisconsin, Madison, and M.Sc. in Chemical Engineering from Northwestern University, Evanston, Illinois.

Wade Taber. Mr. Taber is Vice President of Engineering, and joined us in January, 2016 and is responsible for all of our Engineering, Equipment Sourcing and Operations Support for the Company. From 2007 to 2015, Mr. Taber served as Senior Engineering Manager – Components/Technology Innovation for General Electric, where his accomplishments included more than a dozen patented and trade secret innovations in gasification technology. Mr. Taber received GE’s Corporate Engineering Award for his development and commercialization of GE’s Advanced Chromia Refractory, which doubled refractory life for solid feedstock gasification. His previous positions include Senior Application Engineer – Energy Systems/Gasification with Saint-Gobain Ceramics from 1998 to 2007, where he helped to grow Saint-Gobain’s refractories business by over $5 million in a three-year period. Mr. Taber holds a B.S. degree in Ceramic Engineering/Materials Science from the University of Illinois, and has completed several advanced leadership programs at The Browne Centre - University of New Hampshire.

Chris Raczkowski. Mr. Raczkowski is President, Asia and joined us in December 2016. Mr. Raczkowski has 25 years of professional experience within both large multinational corporations and start-up companies in China, Southeast Asia, Europe and the US. He has managed investment, deployment, commercialization and operations of multiple clean energy technologies in China and Southeast Asia. During the last fifteen years, Mr. Raczkowski has held a variety of executive leadership positions, while based in China, for a broad range of clean energy technologies and projects, including most recently serving as the CEO of Azure International, an advisory firm assisting clients with developing markets and opportunities in China, from 2003 through December 2016. His responsibilities have included research and development in the energy sector, manufacturing process, quality, reliability and operations management, and trans-national energy project development and execution. Mr. Raczkowski holds B.S. and M.S. degrees in Materials and Mechanical Engineering from Harvey Mudd College, and an MBA from NIMBAS Graduate School of Management in the Netherlands.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information regarding our existing equity compensation plans as of June 30, 2016.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	10,490,543	(2)	$1.01	7,326,215	(2)
Equity compensation plans not approved by security holders	5,748,160	(3)	$1.47	—
Total as of June 30, 2016	16,238,703		$1.17	7,326,215

__________

(1)	Consists of the 2005 Amended and Restated Incentive Plan, as amended (the “2005 Plan”), and the 2015 Long Term Incentive Plan (the “2015 Plan”).

(2)	Of the total 21,000,000 shares under the 2015 Plan and 2005 Plan, options to acquire 10,215,447 shares of common stock were outstanding at June 30, 2016 and 275,096 shares of restricted stock awarded but not vested as of June 30, 2016. There are a total of 589,066 shares of restricted stock had been granted under the 2015 and 2005 Plans. No future awards will be made under the 2005 Plan.

(3)	As of June 30, 2016, warrants to acquire up to 5,748,160 shares of our common stock were outstanding to consulting firms (Crystal Vision Energy Limited, Market Development Consulting Group, Inc., ILL-Sino Development and TR Winston & Company LLC).

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Certain Relationships and Related Party Transactions

Lorenzo Lamadrid, the Chairman of the Board, and Robert Rigdon, the Vice Chairman of the Board and our former President and Chief Executive Officer, each have a consulting agreement with us, as disclosed under “Executive and Director Compensation—Director Compensation.”

The Audit Committee is required to approve all related party transactions regardless of the dollar amount. In assessing a related party transaction, the Audit Committee considers such factors as it deems appropriate including, without limitation, (i) the benefits to us of the transaction; (ii) the commercial reasonableness of the terms of the related party transaction; (iii) the materiality of the related party transaction to us; (iv) the extent of the related party’s interest in the related party transaction; and (v) the actual or apparent conflict of interest of the related party participating in the related party transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to furnish us a copy of each filed report.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2016, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.

Stockholder Proposal Information

If you want to present a proposal from the floor at the 2017 Annual Meeting of Stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than the close of business on March 26, 2018 and no earlier than the opening of business on February 23, 2018, and follow the procedures outlined in our Bylaws. If the date of the 2016 Annual Meeting of Stockholders is more or less than 45 days from June 23, 2018, the one year anniversary of the Annual Meeting, your notice of a proposal will be timely if we receive it no earlier than the opening of business on the 120th day before the actual date of such meeting and no later than the later of (i) the close of business on the 90th day before the actual date of such meeting and (ii) the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. In addition, in the event the number of directors to be elected at the 2017 Annual Meeting of Stockholders is greater than the number of directors whose terms expire at that meeting, and there is no public announcement by us naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on February 23, 2018, a stockholder’s notice shall be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received at our principal executive offices not later than the close of business on the 10th day following the date on which such public announcement was first made by us.

If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. You may request a copy of the provisions of the Bylaws governing the requirements for notice at the below address.

If instead of presenting your proposal or nominee at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal so that it is received by February 23, 2018 and it must set forth the specific information required by Rule 14a-8 or Rule 14a-18, as applicable, of Regulation 14A of the Exchange Act. If the date of the Annual Meeting of Stockholders for the fiscal year ending June 30, 2017 is more than 30 days from June 23, 2018, the one year anniversary date of the Annual Meeting, a notice will be timely if we receive it a reasonable time before we begin to print and send our proxy materials for such meeting.

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In each case, your notice should be sent in writing to Synthesis Energy Systems, Inc., attention Corporate Secretary, Three Riverway, Suite 300, Houston, Texas 77056.

Other Matters

We have included a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 with this proxy statement, which includes our audited consolidated financial statements for the year then ended. We will bear the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our officers, directors and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated.

We file annual, quarterly, current and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.synthesisenergy.com. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.

You may also request copies of any of our filings by writing or telephoning us at our principal executive office: Synthesis Energy Systems, Inc., attention Corporate Secretary, Three Riverway, Suite 300, Houston, Texas 77056, telephone (713) 579-0600.

By Order of the Board of Directors,

/s/ DeLome Fair

DeLome Fair
President and Chief Executive Officer

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ANNUAL MEETING OF STOCKHOLDERS OF

SYNTHESIS ENERGY SYSTEMS, INC.

June 23, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.synthesisenergy.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730300000000000000 9 062317

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of Directors: To elect seven directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lorenzo Lamadrid
- ○ Robert Rigdon
- ○ Denis Slavich
- ○ Harry Rubin
- ○ Xu, Ziwang
- ○ Charles M. Brown
- ○ DeLome Fair

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SYNTHESIS ENERGY SYSTEMS, INC.

Three Riverway, Suite 300
Houston, Texas 77056

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DeLome Fair as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Synthesis Energy Systems, Inc. held of record by the undersigned on April 28, 2017 at the Annual Meeting of Stockholders to be held at the Company's headquarters located at Three Riverway, Suite 300, Houston, Texas 77056, on June 23, 2017, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

SYNTHESIS ENERGY SYSTEMS, INC.

June 23, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.synthesisenergy.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730300000000000000 9 062317

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: To elect seven directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Lorenzo Lamadrid
- ○ Robert Rigdon
- ○ Denis Slavich
- ○ Harry Rubin
- ○ Xu, Ziwang
- ○ Charles M. Brown
- ○ DeLome Fair

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.